Exhibit 99.1

Contact:	Donald H. Anderson, President/CEO Randall J. Larson, Executive Vice President/CFO 303-626-8200

TransMontaigne Partners L.P. Declares Distribution

Friday, July 21, 2006	Immediate Release

Denver, Colorado— TransMontaigne Partners L.P. (NYSE:TLP) announced that on July 21, 2006 it declared a distribution of $0.43 per unit for the period from April 1, 2006 through June 30, 2006.  This distribution is payable on August 8, 2006 to the unitholders of record on July 31, 2006.

TransMontaigne Partners L.P. is a refined petroleum products terminaling and pipeline company based in Denver, Colorado with operations currently in Florida, Southwest Missouri and Northwest Arkansas.  We provide integrated terminaling, storage, pipeline and related services for companies engaged in the distribution and marketing of refined petroleum products and crude oil, including TransMontaigne Inc. The Company handles light refined products such as gasolines, distillates (including heating oil) and jet fuels; heavy refined products such as residual fuel oils and asphalt; and crude oil.  Corporate news and additional information about TransMontaigne Partners L.P. is available on the Company’s web site: www.transmontaignepartners.com.

Forward-Looking Statements

This press release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from the forward- looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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